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                                                                    EXHIBIT 10.6
                                   (graphic)
                UMC WAFER FOUNDRY STANDARD TERMS AND CONDITIONS



1.   ACCEPTANCE OF TERMS
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United Microelectronics Corporation (USA) ("Seller" or "UMC"), and Buyer (i)
accepts these terms as essential to their relationship governing provision of foundry services to be performed by United Microelectronics Corporation, an ROC corporation ("Manufacturer") (collectively, these terms, all foundry agreements, and all written quotations (if any) are referred to as "Agreements") and (ii) confirm acceptance by Buyer's failure to return wafers/die or to reject services (collectively "goods") within five (5) days of delivery.

2.   DELIVERY
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2.1  Delivery will be made Free Carrier (Incoterms 2000). Manufacturer's plant,
     Science Based Industry Park, HsinChu City, Taiwan to a carrier designated in writing by Buyer or, if Buyer fails to designate a carrier, to a carrier designated by Seller.

2.2  Title to the goods will pass to Buyer upon delivery to carrier.

2.3 All shipping and delivery dates are subject to timely receipt by Seller or Manufacturer of fully-approved mask sets and fully-completed purchase orders.

2.4 Seller shall make reasonable efforts to achieve on-time delivery and linear shipments. Subject to this and Seller's written commitments for wafer starts, SELLER SHALL NOT BE LIABLE FOR ANY DELAYS OR FAILURES TO MEET DATES.

3.   TERMS OF PAYMENT & QUANTITIES
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3.1  Unless otherwise agreed, full payment shall be made in New Taiwan Dollars and/or U.S. Dollars (as stated in the invoice) within 30 days of delivery.

3.2 Seller reserves the right to change credit terms at any time in its sole discretion.

3.3 Buyer will issue written purchase orders at least 75 days prior to requested wafer out day, and guarantees prompt payment of all obligations accrued pursuant to purchase orders.

3.4 Regardless of anything to the contrary, Buyer understands that Manufacturer generally needs to start more than the numbers of wafers ordered by Buyer in order to guarantee at the time of wafer start the quantities of wafers so ordered which will yield within the agreed specifications. Accordingly, Buyer will accept quantity variations (and pay according to the agreed pricing) up to as much as ten percent (10%) above the quantities stated in Buyer's purchase order(s).

4.   PRICE, CYCLE TIMES, QUALIFICATION, PILOT FUNS, HOT LOTS, PRODUCTION, OH-
     ------------------------------------------------------------------------
     HOLD
     ----

     Unless otherwise agreed in writing, Wafer Price, Wafer Cycle Time, Qualification, Pilot runs, Hot Lots, Production Runs and On Hold will be exclusively as stated in Seller's Foundry Procedures and/or Seller's written quotation for the goods involved.

5.   NON-DISCLOSURE, CONFIDENTIALITY OF DESIGN & OWNERSHIP OF PROCESS
---------------------------------------------------------------------

5.1 Unless otherwise agreed in writing, the terms of Seller's Reciprocal Non-Disclosure Agreement are expressly incorporated herein.

5.2 Unless otherwise expressly agreed in writing to the contrary, Seller will treat any and all masks and databases provided by Buyer as confidential.

5.3 Regardless of anything to the contrary, nothing in this Agreement shall limit or restrict either party from using and/or implementing in the ordinary course of its business any and all processes, recipes, and manufacturing, fabrication, assembly and test techniques, and related improvements ("process technology") provided, derived and/or developed in whole or in part by or on behalf of that party, and neither party shall be limited to or restricted with respect to any such process technology unless clearly stated to the contrary in a writing signed by an officer of the party involved identifying the specific information in precise detail.

6.   CHANGE NOTICES, ECN PROCEDURES, RELIABILITY & QUALITY
----------------------------------------------------------

     Change Notices, ECN Procedures and Reliability and Quality shall be as stated in Seller's Foundry Procedures, or in another writing signed by Seller and Buyer.

7.   LIMITED WARRANTY
---------------------

7.1 Seller warrants goods delivered after initial qualification shall be processed (i) using the masks (or duplicates of them) which were used for qualification, (ii) within the tolerances stated in Seller's applicable process specifications, and (iii) in compliance with applicable Wafer Acceptance and/or Yield Criteria agreed to in a writing signed by Seller and Buyer.

7.2 Goods which have been subject to abuse, misuse, accident, alteration, neglect, conditions outside specification, unauthorized repair or improper application are not covered by any warranty.

7.3 Seller shall not be responsible for defects or claims caused by acts not performed by or on behalf of Seller or Manufacturer; or by design or application; or by combination of goods with other things.

7.4 Goods are not intended for use in, and no warranty is made with respect to, applications where failure to perform can reasonably be expected to result in significant injury (including, without limitation, navigation, weaponry, aviation or nuclear equipment, or for surgical implant or to support or sustain life) and Buyer will indemnify, defend, and hold harmless Seller from all claims, damages and liabilities arising out of any such matters.

7.5 To the extent that any goods fail to meet the applicable warranties and/or requirements due to reasons for which Seller and/or Manufacturer is responsible, Seller shall either (i) replace such goods without charge, or
     (ii) refund the payments made to Seller for such goods, all within sixty
     (60) calendar days of Seller's receipt of written notice from Buyer of such non-conformity. The parties will discuss in good faith which of these two remedies is the most appropriate; provided however that if they cannot agree, Seller may choose in its sole discretion between the two remedies, and provided further that all goods for which refund and/or replacement is sought and all returns shall be handled pursuant to Seller's return policy and procedures.

7.6 This Section 7 is the only warranty by or on behalf of Seller or Manufacturer and may not be modified or amended except in writing signed by an authorized officer of Seller and by Buyer. Buyer is not relying upon any warranty or representation except for those specifically stated here or in such a signed writing.

7.7 Buyer is not relying on any statements or information in Seller or Manufacturer's literature, and Buyer will test all parts and applications under extended field and laboratory conditions as appropriate. Notwithstanding any cross-reference or statements of compatibility, functionality, interchangeability, and the like, Seller-provided goods, circuits, embedded devices and processes may differ from similar goods, circuits, devices and processes from other vendors in performance, function or operation, or as to matters, ranges and conditions not stated in and/or outside Seller's written specifications; and Buyer agrees that Seller makes no warranties and is not responsible for such things. All reusable IP, including that listed in Seller's Intellectual Property Catalog, and including but not limited to blocks, libraries, tools, and documentation therefor, is licensed to Buyer by the individual IP vendors and not by Seller, and in any event Seller and Manufacturer make no warranty in connection with such IP. Buyer is not relying on any statements or information provided by Seller or Manufacturer in connection with such IP, and Buyer will fully verify all IP as appropriate and be responsible to ensure that such IP is compatible and suitable for Buyer's intended purpose and applications.

7.8 EXCEPT AS PROVIDED ABOVE, SELLER AND MANUFACTURER MAKE NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY, AND EXPRESSLY EXCLUDES AND DISCLAIMS ANY WARRANTY OR CONDITION OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE OR APPLICATION.

7.9 REGARDLESS OF CAUSE OR REASON FOR DAMAGE (WHETHER ACCIDENT, NEGLIGENCE, OR OTHERWISE) SELLER SHALL HAVE NO LIABILITY (DIRECT, CONSEQUENTIAL OR OTHER) FOR, IN CONNECTION WITH OR ARISING FROM PROPERTY FURNISHED FOR USE AT OR LEFT AT SELLER; and by delivering or entrusting property to Seller, Buyer expressly confirms this limitation. Notwithstanding this limitation, Seller will replace, or pay the reasonable retooling costs to replace, masks damaged or destroyed as a result of Seller's or Manufacturer's negligence or fault.

Upon written request sent to the billing address listed on Buyer's latest-dated purchase order, Buyer will promptly take possession of any and all property of Buyer, and should Buyer fail to do so within thirty days of such request. Seller may destroy or reclaim such property without liability.

8.   LIMITATION OF LIABILITY
----------------------------

8.1 Neither party will be liable for any loss, damage or claim resulting from causes beyond its reasonable control, including but not limited to, war, fire, delay caused by others, material shortage, force majeure, or labor conditions; and in the event of such a condition(s), the date(s) for Seller's performance will be extended for a period equal to any resulting delay.

8.2 SELLER'S AND MANUFACTURER'S LIABILITY ARISING OUT OF ANY QUOTATION, ANY AGREEMENT, ANY BREACH THEREOF, OR ANY GOODS OR SERVICES WILL BE LIMITED TO REFUND OF THE PURCHASE PRICE OR REPLACEMENT OF PURCHASED GOODS (RETURNED TO UMC FREIGHT PREPAID); OR IN THE EVENT OF A FAILURE OR BREACH BY SELLER REGARDING DELIVERY, AN AMOUNT EQUAL TO THE TOTAL PURCHASE PRICE OF THE GOODS THAT HAVE NOT BEEN DELIVERED DUE TO SUCH FAILURE.

8.3  AS A SEPARATE LIMITATION, IN NO EVENT WILL SELLER OR MANUFACTURER BE LIABLE
     (i) FOR COSTS OF SUBSTITUTE GOODS, (ii) FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, OR (iii) FOR LOSS OF USE, OPPORTUNITY, MARKET POTENTIAL, GOODWILL AND/OR PROFIT ON ANY THEORY (CONTRACT, TORT, FROM THIRD PARTY CLAIMS OR OTHERWISE). THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OR OF ANY FAILURE OR INADEQUACY OF ANY REMEDY. THIS AGREEMENT STATES THE ONLY AND EXCLUSIVE REMEDY FOR ANY AND ALL CLAIMS MADE AGAINST SELLER AND/OR MANUFACTURER UNDER ANY AGREEMENT AND/OR WITH RESPECT TO WAFERS, SERVICES AND/OR GOODS.

8.4 No action or proceeding may be commenced by either party against the other, whether for breach, indemnification, contribution or otherwise, more than one year after delivery of the goods to the carrier; and no claim may be brought unless the non-claiming party has first been given commercially reasonable notice, a full written explanation of all pertinent details (including copies of all materials), and a good faith opportunity to resolve the matter.

8.5 BUYER EXPRESSLY AGREES TO THE LIMITATIONS OF SECTIONS 5, 7, 8 AND 9 AND TO THEIR REASONABLENESS.

8.6 The exclusions and limitations of Sections 5, 7, 8 and 9 will survive the termination of the applicable Agreements, and shall apply notwithstanding any claim of a failure of any one or more remedies to accomplish their purpose, and THE PARTIES EXPRESSLY WAIVE AND RELINQUISH ANY CONTRARY RIGHTS UNDER ANY AGREEMENT, AND/OR LAW, DECISION, CUSTOM OR PRACTICE.

9.   INDEMNIFICATION & COOPERATION
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9.1  Seller will defend and/or settle all suits against Buyer to the extent based on any claim that any processes (as performed by Seller with respect to goods) infringe any R.O.C., Canadian, Japanese, European Community and/or U.S. patent, copyright, trade secret or trademark; provided, however, that Buyer (i) gives immediate written notice to Seller, (ii) permits Seller to defend, and (iii) gives Seller all needed information, assistance, and authority.

9.2 However, neither Seller not manufacturer will be responsible for infringements resulting from anything not manufactured entirely by or on behalf of Seller, or from any combination with things or materials not furnished by Seller, or for any claim due in whole or in part to any act, omission, design and/or specification of Buyer.

9.3 THIS SECTION 9 STATES SELLER'S AND MANUFACTURER'S ENTIRE LIABILITY AND OBLIGATION WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT OR CLAIMS THEREFOR AND IS EXPRESSLY SUBJECT TO SECTION 8. Except as to claims Seller is obligated to defend, BUYER WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER AND MANUFACTURER FROM ALL CLAIMS, COSTS, LOSSES, AND DAMAGES (INCLUDING REASONABLE ATTORNEYS' FEES) AGAINST AND/OR ARISING OUT OF GOODS AND/OR SERVICES.

9.4 Without limiting any other terms, Buyer guarantees that production of goods pursuant to Buyer's specifications and/or designs will not infringe, misappropriate or violate any applicable R.O.C., Canadian, Japanese, European Community and/or U.S. copyright, trademark, patent, trade secret, mask work, or other rights of third parties. In the event Buyer is a party to any infringement or misappropriation action or dispute, (i) Seller may, at its sole option, immediately terminate and/or suspend performance, and
     (ii) Buyer shall be fully and solely responsible, and will defend, indemnify and hold Seller harmless from any and all damages, losses and costs (including Seller's reasonable attorneys fees) from and against any claim of breach of Buyer's guarantee in this paragraph.

9.5 Seller and Buyer will cooperate with respect to intellectual property rights of third parties relating to goods and/or services as stated in Seller's Foundry Procedures.

10.  TERMINATION & DISPUTE RESOLUTION
-------------------------------------

10.1 Cancellation and/or termination of the Agreements and/or any order for goods shall not be permitted except strictly pursuant and subject to Seller's Foundry Procedures.

10.2 Buyer and Seller shall cooperate and attempt in good faith to resolve any and all disputes arising out of and/or relating to any Agreement and/or goods as described in Seller's Foundry Procedures.

10.3 Any disputes relating to and/or arising out of any Agreement and/or goods which cannot be so resolved will be decided exclusively by binding arbitration under procedures which ensure efficient and speedy resolution. The specific procedures concerning such arbitrations shall be pursuant to the Rules for International Arbitrations under the American Arbitration Association, as described in more detail in Seller's Foundry Procedures.

10.4 Notwithstanding anything to the contrary, any party may apply to any court of competent jurisdiction for interim injunctive relief with respect to irreparable harm which cannot be avoided and/or compensated by such arbitration proceedings, without breach of this Section 10 and without any abridgment of the powers of the arbitrators.

11.  NO OTHER WARRANTY OR REPRESENTATION
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     These terms and conditions (and the Agreements) are the entire agreement between Seller and Buyer with respect to foundry, fabrication, semiconductors, design support and goods, there are no other agreements concerning such subject matter, and no addition, deletion or modification shall be binding on Seller unless expressly agreed to in a writing signed by an officer of Seller.

12.  MISCELLANEOUS
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12.1 All foundry arrangements involving Seller and all performance and disputes arising out of and/or relating to such matters and/or any Goods involved will be governed by the laws of California and the United States of America, without reference to conflicts of laws principles, and/or any contrary provision, including without limitation, the U.N. Convention of Contracts for the International Sale of Goods.

12.2 The parties will comply with all applicable restrictions and requirements of applicable law, including without limitation those relating to labor, employment, environment, and export control.


Wafer Foundry Standard Terms